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                 [MORGAN, LEWIS & BOCKIUS LLP LOGO APPEARS HERE]

October 1, 1999



STI Classic Funds
2 Oliver Street
Boston, Massachusetts 02109

RE: STI Classic Funds - Form N-14 Opinion
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Ladies and Gentlemen:

We refer to the Registration Statement on Form N-14 (the "Registration Statement") of the STI Classic Funds (the "Trust"), with respect to its series the Sunbelt Equity Fund and Emerging Markets Equity Fund (the "Transferring Funds"), relating to the transfer of all the assets and stated liabilities of the Transferring Funds, in exchange for shares of the Trust's Small Cap Growth Stock Fund and International Equity Fund (the "Acquiring Funds"), respectively, followed by the distribution of such shares (the "Acquiring Funds' Shares") in exchange for such Acquiring Funds' Shares in complete liquidation of the Transferring Funds (the "Reorganization").

We have been requested by the Trust to furnish this opinion as Exhibit 11 to the Registration Statement.

We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that:

      The issuance of the Acquiring Funds' Shares by the Trust has been duly and validly authorized by all appropriate action and, upon delivery thereof and payment therefor in accordance with the Registration Statement, the Acquiring Funds' Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable by the Trust.

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We have not reviewed the securities laws of any state or territory in connection with the proposed offering of the Acquiring Funds' Shares and we express no opinion as to the legality of any offer of sale of Acquiring Funds' Shares under any such state or territorial securities laws.

This opinion is intended only for your use in connection with the offering of the Acquiring Funds' Shares and may not be relied upon by any other person.

We hereby consent to the inclusion of this opinion as an exhibit to the Trust's Registration Statement to be filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP